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                                                                      EXHIBIT 99

PRICEWATERHOUSECOOPERS LOGO
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                                                      PricewaterhouseCoopers LLP
                                                      One Commerce Street
                                                      Suite 703
                                                      Montgomery, AL 36104-3542
                                                      Telephone (334) 834-9107
                                                      Facsimile (334) 834-7082


June 29, 1999

Administrative Committee
The Colonial 401(k) and Profit Sharing Plan

You have furnished us with a copy of your "Notification of Late Filing" on Form 12b-25 dated June 29, 1999.

We are in agreement with the comments under Part III of the Form with respect to the reasons why we are unable to furnish our report on the financial statements of The Colonial 401(k) and Profit Sharing Plan on or before the date the Form 11-K of The Colonial BancGroup, Inc. for the year ended December 31, 1998 is required to be filed.

Your very truly,

/s/ PricewaterhouseCoopers LLP